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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have issued our report dated March 25, 2004 (except for Note A, as to which the date is March 31, 2004) accompanying the financial statements of BIO-key International, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                               /s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
April 30, 2004